UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): July 2, 2010

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-141568	20-8468508
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1515 Broadway, 11th Floor
New York, NY 10036

(Address of principal executive offices)

+86 10 82525361
 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.        Other Events.

On June 11, 2008, China Advanced Construction Materials Group, Inc. (the “Company”) completed an offering of 875,000 of investment units for gross proceeds of $7 million. Each unit consisted of one share of the Company's Series A Convertible Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), and one five-year warrant to purchase two shares of Common Stock.  As of July 2, 2010, 865,625 shares of Series A Preferred Stock have been converted into an aggregate of 3,462,500 shares of the Company’s Common Stock and the remaining 9,375 shares of Series A Preferred Stock were redeemed by the Company and cancelled in accordance with the Certificate of Designations of the Series A Preferred Stock as filed with the State of Delaware on June 9, 2008.

As of July 2, 2010, the outstanding capital of the Company consists of 17,467,104 shares of Common Stock and zero shares of preferred stock.

I

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

/s/ Jeremy Goodwin
Jeremy Goodwin
President and Chief Financial Officer

Dated: July 2, 2010